UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

⌧ Filed by the Registrant

◻ Filed by a Party other than the Registrant

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to § 240.14a-12

LODGING FUND REIT III, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LODGING FUND REIT III, INC.

1635 43rd Street South, Suite 205

Fargo, North Dakota 58103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2022

Dear Stockholders:

The annual meeting of stockholders of Lodging Fund REIT III, Inc. (“we” or “us”) will be held on June 14, 2022 at 11:00 a.m. Central Daylight Time.

This year’s annual meeting will be a virtual meeting to be held over the Internet. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting http://www.legendary.bz/LFR3Annual22.

We are holding the annual meeting of stockholders for the following purposes, which are described in detail in the accompanying materials:

1.	To elect the two Class III directors to hold office until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To elect the one Class I director to hold office for a three-year term and until his successor is duly elected and qualified.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The board of directors has selected April 15, 2022 as the record date for determining stockholders entitled to vote at the annual meeting.

The proxy statement, proxy card and our annual report to stockholders are being mailed on or about May 5, 2022.

Whether or not you plan to attend the virtual annual meeting and vote via the Internet, we encourage you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy by returning the enclosed proxy card, instructions for which are on the proxy card: (1) phone; (2) internet; or (3) mail.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
STOCKHOLDERS MEETING TO BE HELD ON JUNE 14, 2022:

Our proxy statement, form of proxy card and annual report to stockholders are also available at
www.lodgingfund.com, and can be accessed by following the instructions located on the proxy card.

By Order of the Board of Directors,
/s/ Corey R. Maple

Chairman of the Board of Directors, Chief Executive Officer and Secretary
Fargo, North Dakota
April 29, 2022

LODGING FUND REIT III, INC.

1635 43rd Street South, Suite 205

Fargo, North Dakota 58103

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2022

This Proxy Statement and the accompanying proxy card and notice of annual meeting are being furnished by and on behalf of the Board of Directors of Lodging Fund REIT III, Inc., a Maryland corporation, in connection with the solicitation of proxies to be voted at the annual meeting of stockholders to be held virtually on June 14, 2022, and any postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will convene at 11:00 a.m. Central Daylight Time. This Proxy Statement and the enclosed proxy card will be first mailed on or about May 5, 2022 to stockholders of record as of the close of business on April 15, 2022. Our 2021 Annual Report on Form 10-K was previously filed with the Securities and Exchange Commission on March 31, 2022. The words “we,” “our,” “us,” and “our company” refer to Lodging Fund REIT III, Inc., together with its consolidated subsidiaries, including Lodging Fund REIT III OP, LP (the “Operating Partnership”), a Delaware limited partnership, of which we are the general partner, unless the context requires otherwise.

Q:   Why did I receive a copy of the proxy materials?

A:   You owned shares of record of our common stock at the close of business on April 15, 2022, the record date for the Annual Meeting and, therefore, are entitled to vote at the Annual Meeting. The board of directors is soliciting your proxy to vote your shares at the Annual Meeting. Our proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting. You do not need to attend the Annual Meeting in person in order to vote.

Q:   What is a proxy?

A:   A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Corey R. Maple, Norman H. Leslie and Samuel C. Montgomery, each of whom is one of our executive officers, as your proxies, and you are giving them permission to vote your shares of common stock at the Annual Meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. If you submit your proxy without instructions, they will vote:

(1)	FOR all of the Class III director nominees;
(2)	FOR the Class I director nominee; and
(3)	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

With respect to any other proposals to be voted upon, the appointed proxies will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. It is important for you to submit your proxy by returning the enclosed proxy card to us via mail as soon as possible, whether or not you plan on attending the Annual Meeting.

Q:   When is the Annual Meeting and where will it be held?

A:   The Annual Meeting will be held virtually on June 14, 2022, at 11:00 a.m. Central Daylight Time. If you wish to attend the Annual Meeting via webcast at a location provided by our company, the company will air the webcast at the Hampton Inn & Suites Fargo Medical Center, 4776 Agassiz Crossing S, Fargo, North Dakota 58103. Please note that no members of management or the Board of Directors will attend at this location. If you wish to attend the Annual Meeting via webcast at the Fargo Hampton Inn & Suites, you will need to complete the Reservation Request Form found at the end of this Proxy Statement.

Q:   Why are we conducting a virtual Annual Meeting?

A:   We believe the virtual meeting expands access to the Annual Meeting, providing stockholders who would not otherwise be able to attend the meeting the opportunity to do so.

Q:   How do I attend the virtual Annual Meeting?

A:   To join the online Annual Meeting, login at http://www.legendary.bz/LFR3Annual22. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m., Central Daylight Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the meeting to allow time for stockholders to log in and test the computer audio system. We encourage you to log in prior to the meeting start time. Beginning 30 minutes prior to the start of and during the online Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the audio webcast of the meeting.

We expect that all of our directors and executive officers will attend the online Annual Meeting and be available to answer questions. We will provide our stockholders the opportunity to ask questions and make statements about a proposal during the formal business of the meeting.

Q:   Who is entitled to vote at the Annual Meeting?

A:   Anyone who is a stockholder of record at the close of business on April 15, 2022, the record date, or holds a valid proxy for the Annual Meeting, is entitled to vote at the Annual Meeting.

Q:   Will my vote make a difference?

A:   Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described herein can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:   How many shares of common stock are outstanding?

A:   As of April 15, 2022, there were 8,697,505 shares of our common stock outstanding and entitled to be cast at the Annual Meeting on any matter.

Q:   What constitutes a quorum?

A:   Our charter provides that a quorum consists of the presence in person or by proxy of stockholders entitled to cast 30% of all the votes entitled to be cast at the Annual Meeting on any matter. There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit your proxy, even if you abstain from voting, then you will still be considered part of the quorum.

If a quorum is not present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of April 15, 2022. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken.

Q:   How many votes do I have?

A:   You are entitled to one vote for each share of common stock you held as of the record date.

Q:   What may I vote on?

A:   You may vote on:

(1)	the election of the Class III director nominees to serve on the board of directors;
(2)	the election of the Class I director nominee to serve on the board of directors; and
(3)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

In addition, you may vote on such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. The board of directors does not know of any matters to be voted upon at the Annual Meeting other than the matters set forth above.

Q:   How does the board of directors recommend I vote on the proposals?

A:   The board of directors recommends that you vote:

(1)	FOR each of the Class III director nominees for election as director who is named in this proxy statement;
(2)	FOR the Class I director nominee for election as director who is named in this proxy statement; and
(3)	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Q:   How can I vote?

A:   Stockholders can vote (i) by attending the Annual Meeting via webcast and voting electronically at the Annual Meeting by logging in to http://www.legendary.bz/LFR3Annual22 and following the instructions, or (ii) by proxy. To submit their votes by proxy, stockholders may complete, sign and date the enclosed proxy card and return by any of the following three options pursuant to the instructions indicated on the enclosed proxy card:

(1)	By phone;
(2)	by internet; or
(3)	by mail.

For those stockholders with Internet access, we encourage you to vote by internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via phone or internet prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the Annual Meeting virtually, you can submit your vote via the internet as described above under “How do I attend the virtual Annual Meeting?”, and any previous votes that you submitted, whether by phone, internet or mail, will be superseded.

Q:   What if I submit my proxy and then change my mind?

A:   You have the right to revoke your proxy at any time before the Annual Meeting by:

(1)	notifying Mr. Maple, our Secretary;
(2)	attending the Annual Meeting and voting via the Internet as described above under “How do I attend the virtual Annual Meeting?”; or
(3)	returning another proxy card via mail dated after your first proxy card, if we receive it before the Annual Meeting date;

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting. If a broker or other nominee holds your stock on your behalf, you must contact your broker, bank or other nominee to change your vote.

Q:   What are the voting requirements to elect the board of directors?

A:   Under our bylaws, a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of the directors. Because of this plurality vote requirement, “withhold” votes and broker non-votes (discussed below) will have no effect on the determination of this proposal, but will be considered “present” for the purposes of determining the presence of a quorum. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted FOR each of the nominees.

Q:   What are the voting requirements for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022?

A:   Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will have no effect on the determination of this proposal. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Q:   What is a “broker non-vote”?

A:   A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner.

Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the proposal to elect our directors and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. Broker non-votes will have no effect on the proposal to elect each nominee for director. Because brokers have discretionary authority to vote for the ratification of the appointment of Deloitte &

Touche LLP as our independent registered public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain a voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held by a broker to provide their brokers with instructions on how to vote.

Q:   How will voting on any other business be conducted?

A:   Although we do not know of any business to be considered at the Annual Meeting other than the election of the Class III directors, Class I director and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, if any other business is properly presented at the Annual Meeting, your submitted proxy gives authority to Messrs. Maple, Leslie and Montgomery, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:   When are the director nominations and stockholder proposals for the next annual meeting of stockholders due?

A:   Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Maple, our Secretary, at our executive offices no later than January 5, 2023. However, if we hold our next annual meeting of stockholders before May 15, 2023 or after July 14, 2023, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

If a stockholder wishes to present a proposal at the next annual meeting of stockholders, whether or not the proposal is intended to be included in our proxy materials, Section 2.13 of our bylaws requires advance notice to our Secretary no earlier than November 30, 2022 and no later than December 30, 2022. However, if we hold our next annual meeting before May 15, 2023 or after July 14, 2023, a stockholder nomination or proposal to be considered at such annual meeting must be received by us not earlier than the 150th day before the date of the next annual meeting and not later than the close of business on the later of the 120th day before the date of the next annual meeting or the 10th day following the day on which public disclosure of the date of the next annual meeting is first made. Our Secretary will provide a copy of our bylaws upon written request and without charge.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14-19 under the Exchange Act no later than April 15, 2023.

The mailing address of our executive offices is 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103.

Q:   How are proxies being solicited?

A:   In addition to mailing proxy solicitation materials, our directors and employees of our advisor, Legendary Capital REIT III, LLC (the “Advisor”), or its affiliates may also solicit proxies in person, by e-mail, by facsimile or by any other electronic means of communication we deem appropriate.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our directors and employees of the Advisor or its affiliates will not be paid any additional compensation for soliciting proxies.

Q:   What should I do if I receive more than one set of voting materials for the Annual Meeting?

A:   You may receive more than one set of voting materials for the Annual Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible by completing, signing, dating and returning the enclosed proxy card using one of the following methods, following the instructions indicated on the enclosed proxy card:

(1)	by phone;
(2)	by internet; or
(3)	by mail.

Q:   What should I do if only one set of voting materials for the Annual Meeting is sent and there are multiple stockholders in my household?

A:   Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact us at 701-630-6500.

Q:   How can I find out the results of the voting at the Annual Meeting?

A:   We will file a Current Report on Form 8-K within four business days after the Annual Meeting to announce voting results. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Q:   Who can help answer my questions?

A:   If you have any questions about the Annual Meeting, the election of the Class III directors or the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact us at 701-630-6500.

Q:   Where can I find more information?

A:   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov.

CERTAIN INFORMATION ABOUT MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors

We operate under the direction of our board of directors. The board of directors is responsible for the management and control of the Company’s business and affairs. Our board of directors currently consists of six directors. Pursuant to our charter, our board of directors is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. During 2021, the board of directors held twelve meetings. Each incumbent director attended at least 75% of the meetings of our board. For biographical information regarding our directors, see “—Class III Directors Standing for Re-Election,” “—Class I Director Standing for Re-Election” and  “—Directors Continuing in Office” below.

The board of directors is divided into three classes as follows:

●	Class I directors. The sole Class I director is Corey R. Maple, whose term expires at the Annual Meeting or until his successor is elected and qualified;
●	Class II directors. The Class II directors are Norman H. Leslie, Brian Hagen and Perry M. Rynders, whose terms expire at the annual meeting of stockholders to be held in 2023 or until their successors are elected and qualified; and
●	Class III directors. The Class III directors are David G. Ekman and Jeffrey T. Leighton, whose terms expire at the Annual Meeting.

Each director will serve for a term of three years, until his or her successor is duly elected and qualified. There is no limit on the number of times a director may be elected to office. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors.

In connection with our 2021 annual meeting of stockholders, Messrs. Ekman and Leighton were nominated for re-election as Class III directors to serve until the 2024 annual meeting of stockholders. Because we did not have a quorum at our 2021 annual meeting, that meeting was not held, and Messrs. Ekman and Leighton continue to serve as directors. Although the number of directors may increase or decrease, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and, subject to the rights of the holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or the entire board of directors may be removed from office at any time by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors in the event of the director’s or board of directors’ fraud, willful misconduct or gross negligence, as determined by a non-appealable final judgement of a court of competent jurisdiction.

Our board of directors has established two committees: the audit committee and the conflicts committee. Information regarding each of these committees is set forth below.

Director Independence

Three members of our board of directors, Brian Hagen, Jeffrey T. Leighton and Perry M. Rynders, are “independent” as defined by the rules of the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The board of directors has affirmatively determined that Brian Hagen, Jeffrey T. Leighton and Perry M. Rynders each satisfies the New York Stock Exchange independence standards. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies (if applicable) or received or earned any compensation from us or any such entities except for compensation directly related to service as a director of us. Therefore, we believe that all of these directors are independent directors. All of the members of the audit committee and the conflicts committee, are “independent” as defined by the New York Stock Exchange.

Board Leadership Structure

Our board of directors consists of six seats and currently is composed of Messrs. Maple and Leslie, who indirectly control the Advisor and who are each one of our executive officers, three independent directors that meet the independence criteria of the New York Stock Exchange, and one additional director who is not an executive officer.

Our company is led by Mr. Maple, who has served as Chairman of the Board and our Chief Executive Officer since our inception in April 2018. Although the board of directors has not established a policy on whether the role of Chairman of the Board and Chief Executive Officer should be combined, in practice the board of directors has found that having a combined Chairman of the Board and Chief Executive Officer role allows for more productive board meetings. As Chairman of the Board, Mr. Maple is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. Mr. Maple’s direct involvement in our operations makes him best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. As a result, the board of directors currently believes that maintaining a structure that combines the roles of Chairman of the Board and Chief Executive Officer is the appropriate leadership structure for our company. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings. The board of directors’ two committees, the audit committee and the conflicts committee, are composed entirely of independent directors.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our Advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting and compliance with legal and regulatory requirements. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our Advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.

Audit Committee

The board of directors established an audit committee of the board of directors (the “Audit Committee”) currently composed of two directors. Perry M. Rynders, an independent director, is the Chairman of the Audit Committee. Jeffrey Leighton, an independent director, is a member of the Audit Committee. The board of directors has determined that Mr. Rynders and Mr. Leighton are “financially literate,” and have “accounting or related financial management expertise,” as such qualifications are interpreted by the board of directors in its business judgment and has determined that Mr. Rynders and Mr. Leighton are each an "audit committee financial expert" as that term is defined by the SEC. The Audit Committee is responsible for the oversight of (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, and (iv) our independent registered public accounting firm’s qualifications, performance and independence. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee charter is available on our website at www.lodgingfund.com. To assist the Audit Committee with its responsibilities, we created an advisory committee (the "Audit Advisory Committee"). Todd Fisher is currently the sole member of the Audit Advisory Committee. Mr. Rynders was a member of the Audit Advisory Committee prior to being appointed to the board of directors in

April 2019. During 2021, the audit committee held five meetings, and all audit committee members attended each meeting held during the period when such director served as a member of the audit committee.

Conflicts Committee

The board of directors established a conflicts committee of the board of directors (the "Conflicts Committee") composed of all of the independent directors. The members of the Conflicts Committee are Brian Hagen, Jeffrey T. Leighton and Perry M. Rynders. The Conflicts Committee may act on any matter permitted under Maryland law. Both the board of directors and the Conflicts Committee must act upon those conflicts of interest matters that cannot be delegated to a committee under Maryland law. The Conflicts Committee may also retain its own legal and financial advisors at our expense when appropriate. Among the matters that the Conflicts Committee may act upon are the following:

●	the continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement;
●	specific known and disclosed conflicts including the approval of any management agreements between NHS, LLC dba National Hospitality Services (“NHS”) and the TRS subsidiaries who are lessees of the properties;
●	transactions with affiliates;
●	the offering of any of the Company’s securities;
●	whether and when we seek to list our common stock on a national securities exchange;
●	whether and when we seek to become self-managed; and
●	whether and when we seek to sell the Company or substantially all of its assets.

 In addition, all purchases and sales of hotel properties and third-party borrowings require the approval of at least a majority of the Conflicts Committee. The Conflicts Committee does not have a separate committee charter. During 2021, the Board of Directors held twelve meetings where matters described above were acted upon, and all members of the Conflicts Committee attended each such meeting during the period when such director served as a member of the Conflicts Committee.

Oversight of Executive Compensation

The Conflicts Committee will discharge the board of directors’ responsibilities relating to the compensation of our executives to the extent applicable. However, we do not have any paid employees and our executive officers do not receive any compensation directly from us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, the Advisor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. Corey Maple, our Chief Executive Officer, and Norman Leslie, our Chief Investment Officer, are not employees of the Advisor or its affiliates and therefore there is no cost of salaries or benefits for those two individuals for which the Company reimburses the Advisor and/or its affiliates. Samuel C. Montgomery, our Chief Financial Officer, is an employee of an affiliate of the Advisor and the Company reimburses the affiliate, at cost, for an allocated portion of his compensation to the extent he provides services to the Company. See “–Certain Transactions with Related Persons” below for a discussion of the fees and expense reimbursements paid to the Advisor and its affiliates.

Policy Regarding Transactions with Related Persons

The Conflicts Committee will review and approve all matters our board of directors believes may involve a conflict of interest, including all transactions between the Company and affiliates of the Company and the Advisor. If we decide to acquire a property in which the Advisor, one of our directors or their respective affiliates owns an interest, a majority of members of the Conflicts Committee must first make a determination that such transaction is fair and reasonable to us and the purchase price is no greater than the price of the property to the affiliated seller, unless there is substantial justification for the excess amount and such excess amount is reasonable. Notwithstanding the foregoing, in no event will we acquire any property from an affiliated seller at an amount in excess of its current appraised value as determined by an independent third-party appraiser.

In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Chairman of the Audit Committee.

Certain Transactions with Related Persons

The conflicts committee has reviewed the material transactions between our affiliates and us since January 1, 2020, as well as any such currently proposed material transactions. Set forth below is a description of such transactions.

Our Relationship with Legendary Capital REIT III, LLC. Substantially all of our business is managed by the Advisor and its affiliates, pursuant to the Advisory Agreement. The Advisor is owned by Corey R. Maple and Norman H. Leslie. The Company has no direct employees. The employees of Legendary Capital, LLC, our sponsor and an affiliate of the Advisor (the “Sponsor”), provide services to us related to the negotiations of property acquisitions and financing, asset management, accounting, legal, investor relations, and all other administrative services. Pursuant to the terms of the Advisory Agreement, our advisor is entitled to specified fees upon the provision of certain services, including acquisition fees, asset management fees, debt financing and refinancing fees, and disposition fees and real estate commissions. We also reimburse the Advisor and its affiliates, at cost, for certain expenses incurred on our behalf, including offering expenses, acquisition expenses and operating expenses. The Advisory Agreement has a term of 10 years. Pursuant to the terms of the Operating Partnership’s operating agreement, the Advisor also receives distributions from the Operating Partnership in connection with its ownership of non-voting Series B Limited Partnership Units (“Series B LP Units”) in certain circumstances.

We pay the Advisor a one-time acquisition fee of up to 1.4% of the hotel purchase price including funds allocated for any PIP at the time of each hotel property acquisition, and a financing fee of up to 1.4% of the hotel purchase price including funds allocated for any PIP at the time of closing the initial financing and a refinancing fee of up to 0.75% of the principal amount of any refinancing at the time of closing the refinancing. We also pay an annual asset management fee of up to 0.75% of the gross assets of the Company, which is payable on a monthly basis. Certain affiliates of the Advisor may receive an annual guarantee fee equal to 1.0% of the guaranty, paid on a monthly basis, for debt obligations of the hotel properties personally guaranteed by such affiliates. The Advisor may also receive an annual subordinated performance fee equal to 20% of the distributions after the common stockholders and Operating Partnership limited partners (other than the Series B LP Unit holders) have received a 6% cumulative, but not compounded, return per annum.

Per the terms of the Operating Partnership’s operating agreement, the Advisor receives distributions from the Operating Partnership in connection with its ownership of non-voting Series B LP Units. In years other than the year of liquidation, after the Company’s common stockholders have received a 6% cumulative but not compounded return on their original capital contributions, the Advisor receives distributions equal to 5% of the total distributions made.

The Advisor and its affiliates may be reimbursed by the Company for certain organization and offering expenses in connection with the Company’s securities offerings, including legal, printing, marketing and other offering-related costs and expenses. Following the termination of the Offering, the Advisor will reimburse the Company for any such amounts incurred by the Company in excess of 15% of the gross proceeds of the Offering. In addition, the Company may pay directly or reimburse the Advisor and its affiliates for certain costs incurred in connection with its provision of services to the Company, including certain acquisition costs, financing costs, and sales and marketing costs, as well as an allocable share of general and administrative overhead costs. All reimbursements are paid to the Advisor and its affiliates at cost.

Fees and reimbursements earned and payable to the Advisor and its affiliates, for the years ended December 31, 2021 and 2020,  were as follows:

	Incurred
	For the Year Ended December 31,
	2021	2020
Fees:
Acquisition fees	$1,036,796	$501,949
Financing fees	1,036,796	501,949
Asset management fees	1,188,607	831,813
Performance fees	160,774	143,466
	$3,422,973	$1,979,177

Reimbursements:
Offering costs	$1,739,185	$1,241,419
General and administrative	2,996,060	2,495,118
Sales and marketing	211,691	185,601
Acquisition costs	106,357	95,597
	$5,053,293	$4,017,735

For the years ended December 31, 2021 and 2020, the Operating Partnership recognized distributions payable to the Advisor in the amount of $296,164 and $264,280, respectively, in connection with the Advisor’s ownership of Series B LP Units.

Samuel C. Montgomery, the Company’s Chief Financial Officer, is an employee of the Sponsor, and the Company reimburses the Sponsor, at cost, for an allocated portion of his compensation to the extent he provides services to the Company. Katie Cox, the Company’s former Chief Financial Officer, was an employee of the Sponsor, and the Company reimbursed the Sponsor, at cost, for an allocated portion of her compensation to the extent she provided services to the Company. For the years ended December 31, 2021 and 2020, the total amount of executive compensation expenses reimbursed by the Company for Samuel C. Montgomery was $108,627 and $87,613, respectively. For the years ended December 31, 2021 and 2020, the total amount of executive compensation reimbursed by the Company for Katie Cox was $0 and $81,005, respectively. For the years ended December 31, 2021 and 2020, the Company paid Corey Maple and Norman Leslie distributions in the amount of $46,205 in connection with their ownership of 57,319 shares, and $31,535 in connection with their ownership of 53,763 shares, respectively, each, of the Company’s common stock.

Our Relationship with NHS, LLC dba National Hospitality Services. NHS is wholly-owned by Norman Leslie, a director and executive officer of the Company and a principal of the Advisor. NHS provides property management and hotel operations management services for the Company’s hotel properties, pursuant to individual management agreements. The agreements have an initial term expiring on December 31st of the fifth full calendar year following the effective date of the agreement, which automatically renews for a period of five years on each successive five-year period, unless terminated in accordance with its terms.

NHS earns a monthly base management fee for property management services, including overseeing the day-to-day operations of the hotel properties, equal to 4% of gross revenue. NHS also earns an accounting fee of $14.00 per room for accounting services, payable monthly, and an administrative fee equal to 0.60% of gross revenues for administrative and other services. The Company reimburses NHS for certain costs of operating the properties incurred on behalf of the Company. All reimbursements are paid to NHS at cost.

NHS also earns a flat fee of $5,000 per hotel property for due diligence services, including analyzing, evaluating, and reporting on documentation and information received by sellers or contributors during the period of due diligence. Such fee is waived if, upon acquisition by us, NHS is selected as the management company for the hotel property. NHS is also reimbursed for actual out-of-pocket costs incurred in providing the due diligence services.

Fees and reimbursements earned and payable to NHS, for the year ended December 31, 2021 and 2020, were as follows:

	Incurred		Payable as of
	For the Year ended December 31,		December 31,
	2021	2020	2021	2020
Fees:
Management fees	$663,377	$458,163	$66,407	$36,509
Administrative fees	107,466	70,623	9,461	5,648
Accounting fees	125,592	101,976	12,726	10,701
	$896,435	$630,762	$88,594	$52,858

Reimbursements	$490,792	$271,787	$119,638	$5,530

Our Relationship with One Rep Construction, LLC (“One Rep”). One Rep is a related party through common management and ownership, as Corey Maple, Norman Leslie, and David Ekman, each hold a 33.33% ownership interest in One Rep. One Rep is a construction management company which provided construction management services to the Company during 2021 and 2020 related to the renovation construction activities at certain hotel properties. For the services provided, One Rep is paid a construction management fee equal to 6% of the total project costs. The Company reimburses One Rep for certain costs incurred on behalf of the Company, and all reimbursements are paid to One Rep at cost. For the year ended December 31, 2021 and 2020, the Company incurred $61,739 and $176,669 of construction management fees and reimbursements payable to One Rep, respectively. As of December 31, 2021 and 2020, the amounts outstanding and due to One Rep were $8,138 and $34,988, respectively.

Our Relationship with Legendary A-1 Bonds, LLC (“A-1 Bonds”). A-1 Bonds is an affiliate of the Advisor which is owned by Mr. Leslie and Mr. Maple, each a director and executive officer of the Company and principal of the Advisor. During the year ended December 31, 2021, A-1 Bonds made a $13.0 million loan to a subsidiary of the Company secured by the Houston Property. The loan was repaid in full on September 2, 2021. From January 1, 2022 through the date of this proxy statement A-1 Bonds made loans with an aggregate principal amount of $35.0 million to subsidiaries of the Company secured by three hotel properties, of which $7.2 million was subsequently paid off in full.

Loan Guarantees. The members of the Advisor personally guaranty certain loans of the Company and may receive a guarantee fee of up to 1.0% per annum of the guaranty amount. Corey Maple, is a guarantor of the Company’s loans secured by the hotel properties located in Prattville, Alabama and Southaven, Mississippi, which had original loan amounts of $9.6 million and $13.5 million, respectively, is a guarantor of 50% of the loan secured by the Houston Property, which had an original loan amount of $13.9 million, and is a guarantor of the Company’s $5.0 million line of credit which is secured by the hotel properties located in Cedar Rapids, Iowa and Eagan, Minnesota, and 100,000 Common LP Units of Lodging Fund REIT III OP, LP. Norman Leslie, is a guarantor of the Company’s loan secured by the Company’s hotel property in Pineville, North Carolina, which had an original loan amount of $9.3 million. Mr. Maple and Mr. Leslie were also guarantors of the Company’s $3.0 million line of credit, each in the amount of $1.2 million. That line of credit was closed in November 2020. For the years ended December 31, 2021 and 2020, the Company accrued guarantee fees in the amount of $159,414 and $155,508 respectively to each Mr. Maple and Mr. Leslie. The total amount accrued of $630,406 remained unpaid at December 31, 2021. The total amount accrued of $630,406 remained unpaid at December 31, 2021. Subsequent to December 31, 2021, Corey Maple personally guaranteed the Company’s loan secured by the hotel property located in Fargo, North Dakota.

Currently Proposed Transactions. There are currently two proposed material transactions with related parties. The Residence Inn by Marriott Fort Collins is currently under contract with an aggregate consideration of $17.7 million and will include a proposed loan with A-1 Bonds in the amount of $10.0 million and will be managed by NHS. The Courtyard by Marriott Fort Collins is currently under contract with an aggregate consideration of $15.0 million and will be managed by NHS.

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for selecting and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of our stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the Annual Meeting and determined that the composition of the current board of directors satisfies its diversity objectives.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It is also expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of the Advisor. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.13 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling 701-630-6500.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics which applies to all of our officers and directors. The full text of our Code of Conduct and Ethics is posted on our website at www.lodgingfund.com. If any substantive amendments are made to the Code of Conduct and Ethics or any waiver is granted, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding such amendment to, or waiver from, a provision of this Code of Conduct and Ethics by posting such information on our website, at the address and location specified above.

Employee, Officer and Director Hedging

We do not have a hedging policy at this time.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:

Board of Directors of Lodging Fund REIT III, Inc.

1635 43rd Street South

Suite 205

Fargo, North Dakota 58103

Stockholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by any of the following means:

●	By mailing a description of the suspected violation or concern to:

Audit Committee Chair

c/o Lodging Fund REIT III, Inc.

1635 43rd Street South

Suite 205

Fargo, North Dakota 58103

Stockholders can also communicate directly with the Chairman of the Board at the Annual Meeting. Although we do not have a policy regarding the attendance of directors at annual meetings of stockholders, we expect that all of our directors will be present at all such meetings. Because we did not have a quorum for our annual meeting of stockholders in 2021, we did not hold an annual meeting of stockholders in 2021.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. We currently have six seats on our board of directors. Pursuant to our charter, our board of directors is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. We have nominated two Class III directors and one Class I director for election at the Annual Meeting. The Class I director has a term expiring on the date of the Annual Meeting and is being nominated for re-election to serve until the 2025annual meeting of stockholders and until his successor is elected and qualified. In connection with our 2021 annual meeting of stockholders, the Class III directors were nominated for re-election to serve until the 2024 annual meeting of stockholders and until their successors are elected and qualified. Because we did not have a quorum for the 2021 annual meeting of stockholders, that meeting was not held. At this Annual Meeting, the board of directors has re-nominated the Class III directors for re-election to serve until the 2024 annual  meeting of stockholders and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the nominees named below.

Name and Address(1)	Position(s)	Age(2)	Year First Became a Director	Class
Corey R. Maple	Chairman of the Board, Chief Executive Officer, Secretary, and Director	56	2018	Class I
Norman H. Leslie	President, Chief Investment Officer, Treasurer, and Director	55	2018	Class II
Samuel C. Montgomery	Chief Financial Officer	40	n/a
Brian Hagen	Independent Director	65	2018	Class II
Perry M. Rynders	Independent Director	63	2019	Class II
Jeffrey T. Leighton	Independent Director	52	2018	Class III
David G. Ekman	Director	60	2018	Class III

(1)	The address of each named executive officer and director is 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103.
(2)	As of April 1, 2022.

Class III Directors Standing for Re-Election

David G. Ekman

David G. Ekman is one of our directors, a position he has held since April 2018. He purchased a ComputerLand franchise in 1982 and later developed his own full-service computer company named Corporate Technologies in Fargo, North Dakota. In 1994, Mr. Ekman launched a regional Internet Service Provider (ISP) company, Corporate Communications, which was later sold. In 1999, Mr. Ekman merged his computer company with a voice and data company. The entity eventually became Multiband Subscriber Services, a field services company with over 3,000 U.S. employees, formerly listed on NASDAQ. Mr. Ekman ended his career as Multiband’s Chief Information Officer in January 2015 after the company’s sale. Mr. Ekman currently serves as President and founding partner of Bridge Hospitality, a company that performs hotel development and investment. Mr. Ekman is also a partner and President of One Rep Construction, an owners representative company for hotel construction and renovations. Additionally, he is co-owner of Travel Travel Fargo-Moorhead, Inc., a regional travel agency. Mr. Ekman has been involved with many associations and committees throughout his career including public company board of directors experience with Multiband. He currently served on the Board of Trustees of the North Dakota State University Foundation, the College Advisory and Advancement board of directors at University of Minnesota Crookston, the board of directors of WCCO Belting in Wahpeton, North Dakota, and the Audit Committee of LOF-REIT, a non-registered, non-traded REIT sponsored by an affiliate of our Advisor. Mr. Ekman holds an Associate’s degree in agricultural business from University of Minnesota Crookston. He then transferred to North Dakota State University, majoring in agricultural economics. We believe that Mr. Ekman’s significant experience with Multiband and the hospitality industry makes him well qualified to serve as a member of our board of directors.

Jeffrey T. Leighton

Jeffrey T. Leighton is one of our independent directors, a position he has held since August 2018. Jeffrey T. Leighton currently is Vice President and a board member of Leighton Broadcasting, a second-generation radio broadcast company. Mr. Leighton has spent most his life in Central Minnesota. Beginning in 1992 he worked as a financial advisor for American Express and attained a Series 7, 63 and 65 license for investments. In 1996, Mr. Leighton joined Leighton Broadcasting as Sales Manager for their Detroit Lakes, Minnesota market and in 2003, he was promoted to Market

Manager for this same market. Mr. Leighton has led the Company in its completion of two acquisitions within this market since 2010. Mr. Leighton serves on the Essentia Health Foundation and was a driving force in its creation of the Business Relations committee. Mr. Leighton has also served in various positions with the Detroit Lakes Chamber of Commerce, Rotary and Health Resource Center. He holds a Bachelor of Arts degree in Finance and Marketing from The University of St. Thomas in St. Paul, Minnesota. We believe that Mr. Leighton’s finance and acquisitions experience makes him well qualified to serve as a member of our board of directors.

Class I Director Standing for Re-Election

Corey R. Maple

Corey R. Maple serves as Chairman of our board of directors, Chief Executive Officer and Secretary of the Company, positions he has held since April 2018. He is also the Chief Executive Officer and Secretary of the Advisor, positions he has held since April 2018. In 1992, Mr. Maple served as manager of a branch office of Maier Engineering in St. Paul, Minnesota. In 1993, Mr. Maple and three partners purchased Maier from its principal, Gordon Maier. In 1996, Mr. Maple founded MiniMax Software Corp. to build engineering applications for the electric utility market. Also in 1996, Mr. Maple acquired a 100% interest in Maier by buying out the interests of his other three partners in the company. In 2005, MiniMax merged with Powel, ASA, a privately held Norwegian company. In 2006, Mr. Maple helped lead a successful public offering of the combined entity on the Oslo Bourse. Mr. Maple served as the President of U.S. operations and member of the board of directors for the next two years until the company was purchased by a Scandinavian conglomerate. In 2008, Mr. Maple founded Cordonco.com, an online transaction processing service. Also in 2008, Mr. Maple served as a founder of Lodging Opportunity Fund, an investment fund sponsored by an affiliate of our Advisor that purchased distressed, limited-service hotels, and currently serves as an officer and director of that entity. Mr. Maple also owns or has an interest in Seven Sisters Spirits, a large full-service liquor store near Detroit Lakes MN, and MapleTree LLC, an investment company. He also currently serves as an owner, director and officer of MobilePro Systems, a privately held mobile power delivery platform manufacturer. Mr. Maple holds a Bachelor of Science degree in Electrical Engineering from North Dakota State University. We believe that Mr. Maple’s experience as a founder of Lodging Opportunity Fund and his private board experience make him well qualified to serve as a member of our board of directors.

Directors Continuing in Office

Class II Directors to Serve until the 2023 Annual Meeting of Stockholders:

Norman H. Leslie

Norman H. Leslie serves as President and as a director of the Company, positions he has held since April 2018, and President of the Company, a position he has held since August 2019. He also serves as the President, Chief Investment Officer and Treasurer of the Advisor, positions he has held since April 2018. Mr. Leslie has 31 years of real estate experience and has worked extensively in the hotel industry, including positions as Front Office Representative, Restaurant Operations Manager, Director of Sales and General Manager. Mr. Leslie organized NHS, LLC (dba National Hospitality Services) in 2001. Today, NHS manages 37 hotels across the United States and is recognized as a Top 200 management company in the United States by size. NHS operates hotels franchised through InterContinental® Hotels, Marriott®, Hilton®, Hyatt®, Radisson®, Choice Hotels® and Wyndham®. In addition to his hotel management position, Mr. Leslie is a co-owner of Lexstar Real Estate Services. Through this entity, Mr. Leslie has assisted in the development of commercial properties including offices including the Multiband Tower and retail centers throughout North Dakota. He has assisted in the development of five Staybridge properties, the Delta Marriott Fargo and other hotel properties. He was also a co-founder of Heritage Homes, a premiere homebuilder in the Fargo-Moorhead market. Mr. Leslie co-founded Lodging Opportunity Fund and Lodging Opportunity Fund Real Estate Investment Trust (“Lodging Opportunity Fund REIT”) and their corresponding sponsor entities. These entities acquired 23 hotels between 2011 and 2018. Mr. Leslie served on the board of directors of the Fargo-Moorhead-West Fargo Chamber of Commerce, Ramada Inns National Association (RINA), several Owner Association panels for InterContinental Hotels and was elected to the IHG Owners Association Worldwide Board. Mr. Leslie holds a Bachelor of Commerce Degree (Honors) from the University of Manitoba. We believe that Mr. Leslie’s significant experience in the real estate and hotel industry makes him well qualified to serve as a member of our board of directors.

Brian Hagen

Brian Hagen is one of our independent directors, a position he has held since April 2018. Mr. Hagen has 40 years of experience in the banking industry across all business lines, including retail, business, investments, insurance and trust. He brings extensive leadership experience in new market development and market, sales and risk management. Mr. Hagen previously served as East Market President for First International Bank & Trust in Fargo, North Dakota, a position he held from January 2013 through June 2018. Effective July 1, 2018, Mr. Hagen was promoted to Chief Business Development Officer for First International Bank & Trust. We believe that Mr. Hagen's significant finance experience makes him well qualified to serve as a member of our board of directors.

Perry M. Rynders

Perry M. Rynders is one of our independent directors and is the Chairman of the Audit Committee of our board of directors, positions he has held since April 2019. Mr. Rynders is also the Chairman of the Audit Committee of Lodging Opportunity Fund REIT, an affiliate of the Company. Mr. Rynders was the Chief Executive Officer and member of the Board of Governors of A’viands, LLC, a food services management company, from 2005 through September of 2014. In August of 2011, A’viands was sold to TrustHouse Services Group, LLC. In April of 2013, TrustHouse Services Group, LLC was sold to Elior, a publicly traded company out of France. Mr. Rynders continued as a consultant to A’viands, LLC through March of 2018. Mr. Rynders is a 50% owner, CEO and Chairman of the Board of Governors of Best Development Company, LLC. Best Development Company, LLC’s primary asset is approximately 80 acres of land in Dakota County, MN which is currently farmed. Mr. Rynders is a 50% owner, CEO and Chairman of the Board of Governors of Best Holding Company, LLC. Best Holding Company, LLC’s primary asset is a 30,000 square foot office building in Roseville, MN. Mr. Rynders is a 50% owner, CEO and Chairman of the Board of Governors of Best Investment Company II, LLC. Best Investment Company II, LLC’s primary asset is an investment is Tamarack Aerospace Group, Inc. Mr. Rynders is also an investor in Lodging Opportunity Fund REIT, an affiliate of the Company. Mr. Rynders is a Certified Public Accountant (Inactive). We believe that Mr. Rynders experience as Chairman of the Audit Committee of Lodging Opportunity Fund REIT and other business experience make him well qualified to serve as a member of our board of directors and the Chairman of our Audit Committee.

Executive Officers

Corey R. Maple and Norman H. Leslie

See “—Class I Director Standing for Re-Election” above for biographical information regarding Corey R. Maple and see “—Directors Continuing in Office” above for biographical information regarding Norman H. Leslie.

Samuel C. Montgomery

Samuel C. Montgomery serves as Chief Financial Officer of the Company, a position he has held since October 2020. Mr. Montgomery also serves as Chief Operating Officer of our Sponsor, a position he has held since December 2016. Mr. Montgomery oversees every aspect of Legendary Capital’s operations. He is a certified public accountant in North Dakota, Florida and Tennessee and has more than a decade of experience serving asset managers in the REIT and private equity sectors. He spent the first six years of his career with Ernst & Young LLP, primarily with its Chicago, Illinois, financial services group. In this role, he served as a business advisor to several of the country’s largest REITs on tax consulting, mergers and acquisitions and public offerings. He also contributed to the growth of the company’s financial services practice with a rotation in Bangalore, India, to help develop Ernst & Young’s outsourced tax compliance functions for financial services clients. In 2011, Montgomery transferred to PricewaterhouseCoopers LLP, where he spent five years serving financial services clients primarily from the Tampa, Florida, office. As one of two individuals tasked with developing a financial services practice in western and central Florida, he helped broaden the footprint to cover the entire state. Upon relocating to Fargo, North Dakota in June 2016, Mr. Montgomery joined Eide Bailly LLP’s tax practice serving a variety of real estate clients. He holds a Bachelor’s degree in Business Administration-Accounting from the University of Miami and a Master’s degree in Taxation from Nova Southeastern University.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, the Advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. Samuel C. Montgomery, our Chief Financial Officer, is an employee of an affiliate of the Advisor and the Company reimburses the affiliate, at cost, for an allocated portion of his compensation to the extent he provides services to the Company. See “–Certain Transactions with Related Persons” above for a discussion of the fees and expense reimbursements paid to the Advisor and its affiliates.

Compensation of Directors

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. Our current policy is to pay our independent directors $500 for each regularly scheduled board of directors or board of directors committee meeting the director attends in person and $250 for each meeting the director attends virtually or by telephone. If there is a meeting of the board of directors and one or more board of directors committees in a single day, the fees will be limited to $500 or $250 per day, as applicable. We also will pay each independent director $500 per day for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company. The members of the Audit Advisory Committee will receive the same pay described above for independent directors. In addition, the chairman of the Audit Committee will also receive $2,500 each year as compensation for the additional duties performed as chairman of the Audit Committee. This compensation policy may be modified by the board of directors from time to time but will not be amended until completion of the Offering.

We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year 2021.

Name	Fees Earned or Paid in Cash in 2021 (1)		All Other Compensation		Total
Corey R. Maple(2)	$	−	$	−	$	−
Norman H. Leslie(2)		−		−		−
David G. Ekman		−		−		−
Brian Hagen		4,000		−		4,000
Jeffrey T. Leighton		4,000		−		4,000
Perry M. Rynders		14,250		−		14,250

(1)	Fees Earned in 2021 or Paid in Cash include meeting fees earned in: (i) 2020 but paid or reimbursed in the first quarter of 2021 as follows: $7,750; and (ii) 2021 and paid in 2022 as follows: $3,750
(2)	Directors who are also our executive officers do not receive compensation for services rendered as a director.

Phantom Stock Plan

The board of directors has approved the adoption of a phantom stock plan (the "Phantom Stock Plan") for the Company. However, the specific terms of the Phantom Stock Plan have not yet been determined and approved by our board. The Company intends for the shares designated pursuant to the Phantom Stock Plan (the "Phantom Shares") to be allocated to the Advisor, the Company’s taxable REIT subsidiaries collectively and NHS for distribution of the proceeds to their respective employees and service providers in accordance with their compensation plans; however, none of Corey R. Maple, Norman H. Leslie or Samuel C. Montgomery will receive any Phantom Shares pursuant to the Phantom Stock Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 15, 2022, the amount of our common stock beneficially owned (unless otherwise indicated) by any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, and the amount of our common stock beneficially owned (unless otherwise indicated) by (1) our directors, (2) our executive officers, and (3) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned(2)			Series B Units Beneficially Owned(2)
Name and Address of Beneficial Owner (1)	Number of Shares		Percent(3)	Number of Units		Percent(4)
Ownership in Excess of 5% of Outstanding Common Stock
N/A
Directors and Executive Officers
Corey R. Maple	57,319		*	1,000	(5)	100%
Norman H. Leslie	57,319		*	1,000	(5)	100%
Samuel C. Montgomery	−		−	−		−
David G. Ekman	−		−	−		−
Brian Hagen	−		−	−		−
Jeffrey T. Leighton	−		−	−		−
Perry M. Rynders	−		−	−		−
All directors and executive officers as a group	114,638	(3)(4)	1.32%	1,000		100%

*      Less than 1% of the outstanding shares of common stock

(1)	The address of each named beneficial owner is 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote, or to direct the voting of, such security, or "investment power," which includes the right to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. None of the shares or units is pledged as security.
(3)	Based on a total of 8,697,505 shares of common stock issued and outstanding as of April 15, 2022 .
(4)	Based on a total of 1,000 Series B partnership units of the Operating Partnership issued and outstanding as of April 15, 2022.
(5)	Includes 1,000 Series B partnership units of the Operating Partnership owned by Legendary Capital REIT III, LLC, which is owned and controlled by Messrs. Maple and Leslie.

PROPOSAL 1. ELECTION OF DIRECTORS

Class III Directors Standing for Re-Election

At the Annual Meeting, you and the other stockholders will vote on the election of the two Class III nominees listed below to serve until the 2024 annual meeting of stockholders. Those persons elected will serve as Class III directors until the 2024 annual meeting and until their successors are duly elected and qualified. Proxies cannot be voted for a greater number of persons than the nominees named below. The board of directors has nominated the following people for re-election as Class III directors:

●	David G. Ekman
●	Jeffrey T. Leighton

In connection with our 2021 annual meeting of stockholders, Messrs. Ekman and Leighton were nominated for re-election as Class III directors to serve until the 2024 annual meeting of stockholders. Because we did not have a quorum at our 2021 annual meeting, that meeting was not held, and Messrs. Ekman and Leighton continue to serve as directors. While we are not obligated under either our bylaws or the Maryland General Corporation Law to hold an election for these two Class III directors until the 2024 annual meeting of stockholders, the board of directors has chosen to do so at this Annual Meeting to provide stockholders with another opportunity to vote. The board of directors has re-nominated Messrs. Ekman and Leighton for election to our board of directors as Class III directors, to serve until the 2024 annual meeting of stockholders and until their successors are elected and qualified.

Each of the nominees for director is a current Class III director. Detailed information on each nominee is provided under “Certain Information About Management and Corporate Governance – Class III Directors Standing for Re-Election.”

Vote Required

Under our bylaws, a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of the directors. Because of this plurality vote requirement, “withhold” votes  and broker non-votes will have no effect on the determination of this proposal. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the virtual Annual Meeting and vote via the Internet, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy by returning the enclosed proxy card, instructions for which are on the proxy card: (1) phone; (2) internet; or (3) mail. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL CLASS III NOMINEES LISTED FOR RE-ELECTION AS DIRECTORS.

PROPOSAL 2. ELECTION OF DIRECTORS

Class I Director Standing for Re-Election

At the Annual Meeting, you and the other stockholders will vote on the election of the Class I nominee listed below to serve until the 2025 annual meeting of stockholders. The person elected will serve as Class I director until the 2025 annual meeting and until his successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the nominees named below. The board of directors has nominated the following people for re-election as Class I directors:

●	Corey R. Maple

The nominee for director is a current Class I director. Detailed information on the nominee is provided under “Certain Information About Management and Corporate Governance – Class I Director Standing for Re-Election.”

Vote Required

Under our bylaws, a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of the directors. Because of this plurality vote requirement, “withhold” votes  and broker non-votes will have no effect on the determination of this proposal. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the virtual Annual Meeting and vote via the Internet, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy by returning the enclosed proxy card, instructions for which are on the proxy card: (1) phone; (2) internet; or (3) mail. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS I NOMINEE LISTED FOR RE-ELECTION AS DIRECTOR.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, you and the other stockholders will vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

During the year ended December 31, 2021, Deloitte & Touche LLP served as our independent registered public accounting firm and provided certain tax and other services. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation. The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of Deloitte & Touche LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of Deloitte & Touche LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

We expect that Deloitte & Touche LLP representatives will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Deloitte & Touche LLP representatives will be available to respond to appropriate questions posed by stockholders.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Whether or not you plan to attend the virtual Annual Meeting and vote via the Internet, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy by returning the enclosed proxy card, instructions for which are on the proxy card: (1) phone; (2) internet; or (3) mail. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, our independent  registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2021 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The audit committee received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and discussed with Deloitte & Touche LLP their independence from us. In addition, the audit committee considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with Deloitte & Touche LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

April 29, 2022	The Audit Committee of the Board of Directors:
/s/ Perry M. Rynders

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Registered Public Accounting Firm

During the year ended December 31, 2021, Deloitte & Touche LLP served as our independent registered public accounting firm and provided certain tax and other services. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation. We expect that Deloitte & Touche LLP representatives will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Deloitte & Touche LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

For the years ended December 31, 2021 and 2020, all services rendered by Deloitte & Touche LLP were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The audit committee reviewed the audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Deloitte & Touche LLP for the years ended December 31, 2021 and 2020, are set forth in the table below.

	2021	2020
Audit fees	$548,823	$402,973
Audit-related fees	27,895	20,900
Tax fees	66,873	40,074
All other fees	−	−
Total	$643,591	$463,947

For purposes of the preceding table, Deloitte & Touche LLP’s professional fees are classified as follows:

●	Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Deloitte & Touche LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

●	Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, subscription to an online accounting research tool and internal control reviews and consultation concerning financial accounting and reporting standards.

●	Tax fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the U.S. Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Maple, our Secretary, at our executive offices no later than January 5, 2023. However, if we hold our next annual meeting before May 15, 2023 or after July 14, 2023, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

If a stockholder wishes to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in our proxy materials, Section 2.13 of our bylaws requires advance notice to our Secretary no earlier than November 30, 2022 and no later than December 30, 2022. However, if we hold our next annual meeting before May 15, 2023 or after July 14, 2023, a stockholder nomination or proposal to be considered at the next annual meeting must be received by us not earlier than the 150th day before the date of the next annual meeting and not later than the close of business on the later of the 120th day before the date of the next annual meeting or the 10th day following the day on which public disclosure of the date of the next annual meeting is first made. Our Secretary will provide a copy of bylaws upon written request and without charge.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14-19 under the Exchange Act no later than April 15, 2023.

The mailing address of our executive offices is 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

2022 ANNUAL MEETING OF STOCKHOLDERS
RESERVATION REQUEST FORM

If you wish to view Lodging Fund REIT III, Inc.’s 2022 Annual Meeting of Stockholders webcast at the Hampton Inn & Suites Fargo Medical Center (located at 4776 Agassiz Crossing S, Fargo, North Dakota 58103), please complete the following information and return to Samuel C. Montgomery, Chief Financial Officer, Lodging Fund REIT III, Inc., 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103. Please note that no members of management or of the Board of Directors will be present at the Hampton Inn & Suites Fargo Medical Center.

Your name and address:

Number of Shares of Lodging Fund REIT III, Inc.
Common Stock You Hold:

If the shares listed above are not registered in your name, please identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered Stockholder:
(Name of Your Bank, Broker or Other Nominee)

THIS IS NOT A PROXY CARD

ELECTRONIC VOTING INSTRUCTIONS Available 24 hours a day, 7 days a week. Instead of mailing your proxy, you may choose to vote by phone or internet to vote your proxy. Your CONTROL NUMBER can be found below your address on the proxy card at the bottom of this page. Proxies submitted by phone or internet must be received by 4:00 p.m., CDT on June 10, 2022. VOTE BY PHONE • Call toll free 1-833-200-8594 on a touch tone phone. There is NO CHARGE to you for the call. • Follow the instructions provided • You will be required to enter your CONTROL NUMBER VOTE BY INTERNET Go to http://www.legendary.bz/Vote22 • Or scan the QR code with your mobile device • Follow the instructions provided • You will be required to enter your CONTROL NUMBER VOTE BY MAIL Mark, sign and date your proxy card and either return it in the postage paid envelope we have provided or return it to: Legendary Capital C/O PAFS 2401 Kerner Blvd San Rafael, CA 94901 KEEP THIS PORTION FOR YOUR RECORDS 1635 43rd Street South Ste. 205 Fargo ND 58103 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. If a corporation, please sign in full corporate name by president or other Nominees: For Withhold partner or other authorized person. [Shareholder Address] accounting firm for the year endingFor Against Abstain Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at http://www.LegendaryCap.com. Lodging Fund REIT III, Inc. The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and 2, and FOR Proposal 3. 1.The election of Class III DirectorsFor address changes and/or comments, please check this box¨ Nominees:ForWithholdand write them on the back where indicated. 1a. David Ekman ¨ ¨ NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this 1b. Jeffrey Leighton¨ ¨ proxy. All joint holders must sign. When signing as attorney, trustee, executor, 2.The election of Class I Directors administrator, guardian or other fiduciary, please provide your FULL title. 2a. Corey Maple ¨ ¨authorized officer. If a partnership, please sign in partnership name by general 3. Ratification of the appointment of Deloitte & Touche LLP as our [Shareholder Name] independent registered public December 31, 2022¨ ¨ ¨[Shareholder City, ST ZIP] CONTROL NUMBER: [code] SHARES: [shares] Signature (PLEASE SIGN WITHIN BOX)DATE Signature (Joint Owners)DATE

Lodging Fund REIT III, Inc. 2022 Annual Meeting of Stockholders June 14, 2022 11:00 a.m. CDT Attending the Annual Meeting – Advance Registration Required Due to the ongoing public health impact of the continued coronavirus pandemic (COVID-19) and to support the health and safety of our stockholders, this year’s annual meeting will be a virtual meeting to be held over the Internet. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting http://legendary.bz/LFR3Annual22. If you wish to attend the Annual Meeting via webcast at a location provided by the company, the company will air the webcast at the Hampton Inn & Suites Fargo Medical Center, 4776 Agassiz Crossing S, Fargo, ND 58103. Please note that no members of management or the Board will attend at this location. If you wish to attend the Annual Meeting via webcast at the Hampton Inn & Suites Fargo Medical Center, you will need to complete the Reservation Request Form found at the end of the Proxy Statement. No recording is allowed at the Annual Meeting. This includes photography, audio recording, and video recording. In addition, the use of mobile phones, tablets, or computers is strictly prohibited. Even if you receive a valid confirmation of registration and plan on attending the Annual Meeting in person, we encourage you to vote the shares in advance by completing and returning your proxy card by mail, e-mail or facsimile. You may also vote the shares in advance over the phone or by the internet. We reserve the right to revoke admission privileges or to eject an attendee for behavior likely to cause damage, injury, disruption, or annoyance or for failure to comply with reasonable requests or the rules of conduct for the meeting, including time limits applicable to attendees who are permitted to speak. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LODGING FUND REIT III, INC. FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2022 The undersigned shareholder of Lodging Fund REIT III, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement with respect to the 2022 Annual Meeting of Stockholders of Lodging Fund REIT III, Inc. to be held via a live webcast at http://legendary.bz/LFR3Annual22 on Tuesday, June 14, 2022 at 11:00 a.m. CDT. The undersigned hereby appoints Corey R. Maple, Norman H. Leslie, and Samuel Montgomery, and each of them, proxies and attorneys-in-fact, each with power of substitution, and each with all powers that the undersigned would possess if personally present, to vote all the shares of common stock of the Lodging Fund REIT III, Inc. that the undersigned is entitled to vote at such meeting and any postponement(s) or adjournments(s) of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)). WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND PROPOSAL 2 AND FOR PROPOSAL 3 AND WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THE PROXIES’ DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.